United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2018

ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 20, 2018, IsoRay, Inc. (“IsoRay”) entered into a Master Service Agreement (the “Agreement”) with World Wide Holdings, LLC dba Invictus Resources, a corporation incorporated in the State of New York (the “Consultant”).

Pursuant to the Agreement, the Consultant will advise and assist IsoRay in developing and implementing plans and materials for presenting IsoRay and its business to the general public, including among other things, introductions to media and newsletter writers and in public relations focused on social media channels.

As compensation for the services, IsoRay will pay the Consultant $70,000, due upon signing the Agreement, plus costs and expenses based on a social media click metric. Additionally, the Consultant will receive 250,000 warrants upon execution of the Agreement, which vest immediately, entitling the Consultant to purchase shares of IsoRay common stock, exercisable for a two-year term, at an exercise price of $0.01 per share.

The foregoing summaries of the Agreement and the warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement and the warrants. Copies of the Agreement and the warrants are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Master Service Agreement, dated May 20, 2018, between IsoRay, Inc. and World Wide Holdings, LLC dba Invictus Resources.

10.2	Warrant to Purchase Common Stock, dated May 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2018

IsoRay, Inc., a Minnesota corporation

By:	/s/ Thomas C. LaVoy
Thomas C. LaVoy, CEO